Exhibit 23.2

CONSENT OF WOOD CANADA LIMITED

The undersigned hereby consents to the inclusion in or incorporation by reference in the prospectus supplement to the registration statement on Form S-3 (File No. 333-286696) of NovaGold Resources Inc. being filed with the U.S. Securities and Exchange Commission (“SEC”), of references to the Wood Canada Limited’s name and to the use of, or the incorporation by reference of the technical report summary titled “S-K 1300 Technical Report Summary on the Donlin Gold Project, Alaska, USA” with a report date of November 30, 2021 (“2021 S-K 1300 Report”) and the use of scientific and technical information, including any mineral reserve and mineral resource estimates, from the 2021 S-K 1300 Report (collectively, the “Technical Information”), which comply with the requirements under Subpart 1300 of Regulation S-K promulgated by the SEC, including extracts from or summaries of the Technical Information.

DATED: May 8, 2025
On behalf of Wood Canada Limited

/s/ Greg Gosson
Name: Greg Gosson Title: Technical Director, Geology & Compliance and authorized signor for Wood Canada Limited